Exhibit 99.1

New Media Announces Appointment of Two Independent Directors

NEW YORK, N.Y. September 19, 2019 – New Media Investment Group Inc. (“New Media” or the “Company”) (NYSE: NEWM) announced today the appointment of Mayur Gupta and Maria M. Miller as independent directors to the Company’s Board of Directors (the “Board”), effective October 1, 2019.

“We are excited to welcome Mayur and Maria to our Board,” said Mike Reed, Chairman and Chief Executive Officer of New Media. “They each bring diverse perspectives and digital experience to our Board, which are extremely valuable to the Company’s management and long-term strategy.”

Mr. Gupta is currently the Chief Marketing Officer at Freshly, a growing food-tech company. Prior to joining Freshly, Mr. Gupta led digital initiatives at several companies, including as VP of Growth and Marketing at Spotify, the media-services provider, and as Executive Vice President, Chief Marketing Officer of Healthgrades, a healthcare scheduling platform. Mr. Gupta was the first Chief Marketing Technologist at Kimberly-Clark, one of the largest global consumer goods companies. In 2014, Mr. Gupta was recognized as one of the “40 under 40” leading marketers in the industry by Brand Innovators, was profiled by the Harvard Business Review and the Economist as the model Chief Marketing Technologist, and also received the CMO Programmatic Award by the CMO Club.

Ms. Miller has a more than 30-year career in innovative marketing and digital communications, spanning the consumer products, financial services, e-commerce, travel, hospitality and cruise industries. Most recently, she served as Chief Marketing Officer for Bahamas Paradise Cruise Line. Prior to that, Ms. Miller served as Senior Vice President of Marketing for Norwegian Cruise Line from 2009-2015. Ms. Miller has also held various senior marketing roles at several companies, including Dave and Buster’s, Inc., Elance, Inc. (now Upwork), Avis Rent A Car, Inc. and American Express. She began her career in brand management, spending a combined seven years with the General Foods Corporation and The Shulton Group.

About New Media Investment Group Inc.

New Media supports small to mid-size communities by providing locally-focused print and digital content to its consumers and premier marketing and technology solutions to our small and medium business partners. The Company is one of the largest publishers of locally based print and online media in the United States as measured by our 154 daily publications.  As of June 30, 2019, New Media operates in over 600 markets across 39 states reaching over 21 million people on a weekly basis and serves over 200,000 business customers.

For more information regarding New Media and to be added to our email distribution list, please visit www.newmediainv.com.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the expected benefits of the program to the Company and customers. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:
Ashley Higgins, Investor Relations
ir@newmediainv.com
(212) 479-3160
Source: New Media Investment Group Inc.